Exhibit 10.9
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Agreement”), effective as of January 4, 2000 (the “Effective Date”), is made between The Foundry, LLC (“Assignor”), and Concentric Medical, Inc., a Delaware corporation (“Assignee”).
RECITALS
     A. Assignor and The Regents of the University of California, a California corporation (“The Regents”), have entered into an Exclusive License Agreement dated November 29, 1999, as amended (the “License Agreement”).
     B. Assignor desires to assign its rights and obligations under the License Agreement to Assignee, and Assignee desires to accept such assignment, on the terms and conditions set forth herein.
AGREEMENT
     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Effective as of the Effective Date, Assignor hereby assigns, transfers and conveys to Assignee, and Assignee hereby accepts, all of Assignor’s right, benefit, title and interest under the License Agreement.
     2. Effective as of the Effective Date, Assignee accepts the foregoing assignment and assumes and agrees to keep, perform and fulfill, as a direct obligation to The Regents, all of the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by the Assignor under the License Agreement from and after the Effective Date (the “Assumed Obligations”). For the avoidance of doubt, the parties agree and acknowledge that the Assumed Obligations shall not include any liability under the License Agreement arising out of or relating to a breach thereof that occurred prior to the Effective Date.
     3. This Agreement will be governed by and construed under the laws of the State of California without regard to conflicts-of-laws principles that would require the application of any other law.
     4. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument. This Agreement may be executed and delivered via facsimile.

     Each of the parties has caused this Agreement to be duly executed on its behalf effective as of the Effective Date.

ASSIGNOR:

THE FOUNDRY, LLC

By:	/s/ Hanson S. Gifford

Name:	Hanson S. Gifford
Title:	President
Date:

ASSIGNEE:

CONCENTRIC MEDICAL, INC.

By:	/s/ Andrew Chmyz

Name:	Andrew Chmyz
Title:	CFO
Date: